NEWS RELEASE
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FOR IMMEDIATE RELEASE      Contact:  Thomas R. Pledger, Chairman and CEO
                                     Steven E. Nielsen, President and COO
                                     Douglas J. Betlach, Vice President and CFO
                                     (561) 627-7171

                 DYCOM INDUSTRIES, INC. COMPLETES ACQUISITION OF
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                CABLECOM INC. AND INSTALLATION TECHNICIANS, INC.
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Dycom Industries, Inc. (NYSE: "DY"), Palm Beach Gardens, Florida, April 6, 1998,
announced today that pursuant to merger agreements previously announced on February 23, 1998, Installation Technicians, Inc. ("ITI") and CableCom Inc. ("CableCom") have become wholly owned subsidiaries of Dycom. Upon consummation of the transactions, the stockholders of ITI and CableCom received 600,000 and 1,200,000 shares of common stock of Dycom, respectively.

CableCom, a Lithonia, Georgia based firm, provides construction services to cable television multiple system operators throughout the United States. ITI, a Kimberling City, Missouri based firm, provides construction and engineering services to local and long distance telephone companies throughout the United States.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunications providers that operate throughout the United States. Additionally, Dycom provides similar services relating to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and electric utility contracting services.